AMENDMENT NO. 10
TO THE
AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT
FOR MUTUAL FUNDS

This Amendment, dated as of December 19, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser") on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco World Bond Factor Fund from Exhibit A to the Contract, effective December 19, 2023.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco EQV Emerging Markets All Cap Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Infrastructure Fund

Invesco Global Strategic Income Fund

Invesco Greater China Fund

Invesco Health Care Fund

Invesco International Bond Fund

Invesco Macro Allocation Strategy Fund

Invesco Multi-Asset Income Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham

Name:	Melanie Ringold	Name:	Shalomi Abraham

Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH
Sub-Adviser

		By:	/s/ Bernhard Langer

		Name:	Bernhard Langer

		Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

		By:	/s/ Stephanie Butcher

		Name:	Stephanie Butcher

		Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub-Adviser

		By:	/s/ Takashi Matsuo

		Name:	Takashi Matsuo

		Title:	CAO

INVESCO HONG KONG LIMITED Sub-Adviser

By :	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary